EXHIBIT 99.1

May 25, 2021
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS ANOTHER QUARTER OF STRONG OPERATING CASH FLOW AS THE COMMERCIAL AEROSPACE INDUSTRY CONTINUES TO RECOVER
Third Consecutive Quarter of Sequential Improvement in Net Sales
and Operating Income at Flight Support Group and Record Quarterly Net Sales at Electronic Technologies Group

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net income of $141.3 million, or $1.03 per diluted share, in the first six months of fiscal 2021, as compared to $197.3 million, or $1.44 per diluted share, in the first six months of fiscal 2020. Net income in the second quarter of fiscal 2021 was $70.7 million, or $.51 per diluted share, as compared to $75.5 million, or 55 cents per diluted share, in the second quarter of fiscal 2020.

Net income, operating income and net sales in the first six months and second quarter of fiscal 2021 were adversely affected by the COVID-19 global pandemic as discussed below.

Operating income was $177.0 million in the first six months of fiscal 2021, as compared to $219.2 million in the first six months of fiscal 2020. In the second quarter of fiscal 2021, operating income was $96.7 million, as compared to $108.2 million in the second quarter of fiscal 2020.
The Company's consolidated operating margin was 20.0% in the first six months of fiscal 2021, as compared to 22.5% in the first six months of fiscal 2020. The Company's consolidated operating margin was 20.7% in the second quarter of fiscal 2021, as compared to 23.1% in the second quarter of fiscal 2020.

Net sales were $884.6 million in the first six months of fiscal 2021, as compared to $974.4 million in the first six months of fiscal 2020. In the second quarter of fiscal 2021, net sales were $466.7 million, as compared to $468.1 million in the second quarter of fiscal 2020.
EBITDA was $224.0 million in the first six months of fiscal 2021, as compared to $262.7 million in the first six months of fiscal 2020. In the second quarter of fiscal 2021,

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EBITDA was $120.0 million, as compared to $130.0 million in the second quarter of fiscal 2020. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's second quarter results stating, "We are pleased to report record quarterly net sales in the Electronic Technologies Group and our third sequential increase in quarterly net sales and operating income within our Flight Support Group, despite the fact that the COVID-19 global pandemic (the "Pandemic") moderated demand for our commercial aerospace parts and services in the second quarter of fiscal 2021 compared to the prior year.

Our total debt to shareholders' equity ratio improved to 27.1% as of April 30, 2021, as compared to 36.8% as of October 31, 2020. Our net debt (total debt less cash and cash equivalents) of $199.0 million as of April 30, 2021 to shareholders’ equity ratio improved to 9.2% as of April 30, 2021, down from 16.6% as of October 31, 2020, which provides the Company with substantial acquisition capital in the balance of our $1.5 billion revolving credit facility and other available capital.

Our net debt to EBITDA ratio improved to .47x as of April 30, 2021, down from .71x as of October 31, 2020. During fiscal 2021, we successfully completed one acquisition and we completed five acquisitions over the past year. We have no significant debt maturities until fiscal 2024 and plan to utilize our financial strength and flexibility to aggressively pursue high quality acquisitions of various sizes to accelerate growth and maximize shareholder returns.

Cash flow provided by operating activities remained strong, increasing 2% to $210.1 million in the first six months of fiscal 2021, up from $205.9 million in the first six months of fiscal 2020. Cash flow provided by operating activities was $102.9 million in the second quarter of fiscal 2021, as compared to $124.7 million in the second quarter of fiscal 2020.

As we look ahead to the remainder of fiscal 2021, we are cautiously optimistic that the ongoing worldwide rollout of COVID-19 vaccines will have a positive influence on commercial air travel and generate favorable economic environments in the markets we serve. However, the pace of recovery in global travel remains difficult to predict and can be negatively influenced by new COVID-19 variants and varying vaccine adoption rates. Given these uncertainties, we cannot provide fiscal 2021 net sales and earnings guidance at this time. However, we believe our ongoing fiscal conservative policies, strong balance sheet, and high degree of liquidity enable us to invest in new research and development, execute on our successful acquisition program, and position HEICO for market share gains as the industry recovers."

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Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's second quarter results stating, "Despite the Pandemic's continued adverse impact on demand for commercial aerospace parts and services, we are encouraged by sequential growth in operating income and net sales in the second quarter of fiscal 2021, which improved 37% and 16%, respectively, as compared to the first quarter of fiscal 2021. Additionally, this growth marks the third consecutive quarter of sequential growth for these financial metrics.

The Flight Support Group's net sales were $429.6 million in the first six months of fiscal 2021, as compared to $553.0 million in the first six months of fiscal 2020. The Flight Support Group's net sales were $230.3 million in the second quarter of fiscal 2021, as compared to $252.0 million in the second quarter of fiscal 2020. The net sales decrease in the first six months and second quarter of fiscal 2021 is principally organic and reflects lower demand for the majority of our commercial aerospace products and services resulting from the significant decline in global commercial air travel attributable to the Pandemic.

The Flight Support Group's operating income was $61.3 million in the first six months of fiscal 2021, as compared to $109.6 million in the first six months of fiscal 2020. The operating income decrease principally reflects the previously mentioned lower net sales as well as a lower gross profit margin, higher performance-based compensation expense and the impact from lost fixed cost efficiencies stemming from the Pandemic. The Flight Support Group's operating income was $35.5 million in the second quarter of fiscal 2021, as compared to $47.5 million in the second quarter of fiscal 2020. The operating income decrease principally reflects the previously mentioned lower net sales as well as higher performance-based compensation expense, directly resulting from the strong improvement in operations during the past three consecutive quarters.

The Flight Support Group's operating margin was 14.3% in the first six months of fiscal 2021, as compared to 19.8% in the first six months of fiscal 2020. The operating margin decrease principally reflects an increase in SG&A expenses as a percentage of net sales mainly from the previously mentioned higher performance-based compensation expense and lost fixed cost efficiencies, and the lower gross profit margin. The Flight Support Group's operating margin was 15.4% in the second quarter of fiscal 2021, as compared to 18.9% in the second quarter of fiscal 2020. The operating margin decrease principally reflects the previously mentioned higher performance-based compensation expense."

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Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's second quarter results stating, "Our record quarterly net sales reflect the impact from our profitable fiscal 2020 and 2021 acquisitions, as well as very strong organic growth of 19% for our other electronic products. These record operating results were achieved despite the Pandemic's continued impact on demand for our commercial aerospace products.

The Electronic Technologies Group's net sales increased 9% to a record $466.6 million in the first six months of fiscal 2021, up from $427.4 million in the first six months of fiscal 2020. The net sales increase principally reflects our fiscal 2020 and 2021 acquisitions as well as organic growth of 1%. The organic growth principally reflects increased demand for our other electronic and space products, partially offset by decreased demand for our commercial aerospace products.

The Electronic Technologies Group's net sales increased 11% to a record $243.1 million in the second quarter of fiscal 2021, up from $219.0 million in the second quarter of fiscal 2020. The net sales increase principally resulted from our fiscal 2020 and 2021 acquisitions as well as organic growth of 3%. The organic growth principally reflects increased demand for our other electronic and defense products, partially offset by decreased demand for our commercial aerospace products.

The Electronic Technologies Group's operating income increased 7% to a record $131.4 million in the first six months of fiscal 2021, up from $123.0 million in the first six months of fiscal 2020. The operating income increase principally reflects the previously mentioned net sales growth, partially offset by a lower gross profit margin mainly from lower net sales of defense and commercial aerospace products, partially offset by an increase in net sales of certain other electronic products.

The Electronic Technologies Group's operating income increased 9% to $71.3 million in the second quarter of fiscal 2021, up from $65.5 million in the second quarter of fiscal 2020. The operating income increase principally reflects the previously mentioned net sales growth, partially offset by a lower gross profit margin mainly from a less favorable product mix for our defense products as well as a decrease in net sales of commercial aerospace products, partially offset by an increase in net sales of certain other electronic products.

The Electronic Technologies Group's operating margin was 28.2% in the first six months of fiscal 2021, as compared to 28.8% in the first six months of fiscal 2020. The Electronic Technologies Group's operating margin was 29.3% in the second quarter of fiscal 2021, as compared to 29.9% in the second quarter of fiscal 2020. The operating margin decrease in the first six months and second quarter of fiscal 2021 principally reflects the previously mentioned lower gross profit margin, partially offset by a

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decrease in SG&A expenses as a percentage of net sales mainly from efficiencies gained from the previously mentioned net sales growth."

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), its net debt to shareholders' equity ratio (calculated as net debt divided by shareholders' equity) and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA) which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 81.1 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.2 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

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As previously announced, HEICO will hold a conference call on Wednesday, May 26, 2021 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial: U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 2195997. A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 2195997.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: the severity, magnitude and duration of the COVID-19 Pandemic; HEICO’s liquidity and the amount and timing of cash generation; lower commercial air travel caused by the COVID-19 Pandemic and its aftermath, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended April 30,
	2021		2020
Net sales	$884,553		$974,421
Cost of sales	546,346		597,484
Selling, general and administrative expenses	161,174		157,786
Operating income	177,033		219,151
Interest expense	(4,531)		(8,042)
Other income	1,017		302
Income before income taxes and noncontrolling interests	173,519		211,411
Income tax expense	20,800	(a)	700	(b)
Net income from consolidated operations	152,719		210,711
Less: Net income attributable to noncontrolling interests	11,450		13,370
Net income attributable to HEICO	$141,269	(a)	$197,341	(b)

Net income per share attributable to HEICO shareholders:
Basic	$1.04	(a)	$1.47	(b)
Diluted	$1.03	(a)	$1.44	(b)

Weighted average number of common shares outstanding:
Basic	135,252		134,596
Diluted	137,778		137,269

	Six Months Ended April 30,
	2021		2020
Operating segment information:
Net sales:
Flight Support Group	$429,614		$553,031
Electronic Technologies Group	466,639		427,366
Intersegment sales	(11,700)		(5,976)
	$884,553		$974,421

Operating income:
Flight Support Group	$61,298		$109,576
Electronic Technologies Group	131,422		123,017
Other, primarily corporate	(15,687)		(13,442)
	$177,033		$219,151

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended April 30,
	2021	2020
Net sales	$466,651	$468,146
Cost of sales	286,878	289,256
Selling, general and administrative expenses	83,025	70,729
Operating income	96,748	108,161
Interest expense	(2,083)	(3,759)
Other income	306	107
Income before income taxes and noncontrolling interests	94,971	104,509
Income tax expense	18,500	23,600
Net income from consolidated operations	76,471	80,909
Less: Net income attributable to noncontrolling interests	5,798	5,456
Net income attributable to HEICO	$70,673	$75,453

Net income per share attributable to HEICO shareholders:
Basic	$.52	$.56
Diluted	$.51	$.55

Weighted average number of common shares outstanding:
Basic	135,294	134,669
Diluted	137,814	137,117

	Three Months Ended April 30,
	2021	2020
Operating segment information:
Net sales:
Flight Support Group	$230,280	$251,964
Electronic Technologies Group	243,089	218,955
Intersegment sales	(6,718)	(2,773)
	$466,651	$468,146

Operating income:
Flight Support Group	$35,476	$47,531
Electronic Technologies Group	71,294	65,526
Other, primarily corporate	(10,022)	(4,896)
	$96,748	$108,161

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2021, the Company recognized a $13.5 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.4 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2020, the Company recognized a $47.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $46.3 million, or $.34 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	April 30, 2021	October 31, 2020
Cash and cash equivalents	$385,444	$406,852
Accounts receivable, net	215,736	210,433
Contract assets	59,881	60,429
Inventories, net	462,586	463,205
Prepaid expenses and other current assets	39,774	24,706
Total current assets	1,163,421	1,165,625
Property, plant and equipment, net	177,315	168,848
Goodwill	1,400,048	1,383,167
Intangible assets, net	557,550	579,041
Other assets	296,834	251,030
Total assets	$3,595,168	$3,547,711

Current maturities of long-term debt	$1,111	$1,045
Other current liabilities	255,647	240,116
Total current liabilities	256,758	241,161
Long-term debt, net of current maturities	583,352	738,786
Deferred income taxes	47,409	55,658
Other long-term liabilities	324,493	280,291
Total liabilities	1,212,012	1,315,896
Redeemable noncontrolling interests	223,266	221,208
Shareholders’ equity	2,159,890	2,010,607
Total liabilities and equity	$3,595,168	$3,547,711

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended April 30,
	2021	2020
Operating Activities:
Net income from consolidated operations	$152,719	$210,711
Depreciation and amortization	45,919	43,276
Share-based compensation expense	4,271	5,275
Employer contributions to HEICO Savings and Investment Plan	5,046	4,811
Deferred income tax benefit	(8,487)	(5,137)
Increase in accrued contingent consideration	659	1,167
(Increase) decrease in accounts receivable	(3,795)	44,419
Decrease (increase) in contract assets	596	(12,985)
Decrease (increase) in inventories	2,932	(37,790)
Increase (decrease) in current liabilities, net	8,748	(47,064)
Other	1,504	(801)
Net cash provided by operating activities	210,112	205,882

Investing Activities:
Acquisitions, net of cash acquired	(20,226)	(45,343)
Capital expenditures	(21,938)	(12,435)
Investments related to HEICO Leadership Compensation Plan	(10,900)	(13,600)
Other	1,017	473
Net cash used in investing activities	(52,047)	(70,905)

Financing Activities:
(Payments) borrowings on revolving credit facility, net	(155,000)	177,000
Distributions to noncontrolling interests	(13,823)	(9,742)
Cash dividends paid	(10,818)	(10,762)
Redemptions of common stock related to stock option exercises	(3,624)	(2,567)
Revolving credit facility issuance costs	(1,468)	—
Proceeds from stock option exercises	3,838	2,392
Other	(522)	(769)
Net cash (used in) provided by financing activities	(181,417)	155,552

Effect of exchange rate changes on cash	1,944	(744)

Net (decrease) increase in cash and cash equivalents	(21,408)	289,785
Cash and cash equivalents at beginning of year	406,852	57,001
Cash and cash equivalents at end of period	$385,444	$346,786

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Six Months Ended April 30,
EBITDA Calculation	2021	2020
Net income attributable to HEICO	$141,269	$197,341
Plus: Depreciation and amortization	45,919	43,276
Plus: Net income attributable to noncontrolling interests	11,450	13,370
Plus: Interest expense	4,531	8,042
Plus: Income tax expense	20,800	700
EBITDA (a)	$223,969	$262,729

	Three Months Ended April 30,
EBITDA Calculation	2021	2020
Net income attributable to HEICO	$70,673	$75,453
Plus: Depreciation and amortization	22,916	21,693
Plus: Net income attributable to noncontrolling interests	5,798	5,456
Plus: Interest expense	2,083	3,759
Plus: Income tax expense	18,500	23,600
EBITDA (a)	$119,970	$129,961

	Trailing Twelve Months Ended
EBITDA Calculation	April 30, 2021	October 31, 2020
Net income attributable to HEICO	$257,912	$313,984
Plus: Depreciation and amortization	91,204	88,561
Plus: Net income attributable to noncontrolling interests	19,951	21,871
Plus: Interest expense	9,648	13,159
Plus: Income tax expense	49,100	29,000
EBITDA (a)	$427,815	$466,575

Net Debt Calculation	April 30, 2021	October 31, 2020
Total debt	$584,463	$739,831
Less: Cash and cash equivalents	(385,444)	(406,852)
Net debt (a)	$199,019	$332,979

Net debt	$199,019	$332,979
Shareholders' equity	$2,159,890	$2,010,607
Net debt to shareholders' equity ratio (a)	9.2%	16.6%

Net debt	$199,019	$332,979
EBITDA (trailing twelve months)	$427,815	$466,575
Net debt to EBITDA ratio (a)	.47	.71

(a) See the "Non-GAAP Financial Measures" section of this press release.